UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 1, 2023

TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)

Israel	001-40566	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Madison Square West
7th Floor
New York, NY 10010
(Address of principal executive offices, including zip code)

212-206-7633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	TBLA	The Nasdaq Global Market
Warrants to purchase ordinary shares	TBLAW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2023, Taboola.com Ltd. (the “Company”), following shareholder approval, amended the compensation terms for Adam Singolda, the Company’s Founder and Chief Executive Officer (the “Amendments”). The Amendments (a) increase the maximum allowable annual grant which the Compensation Committee and the Board of Directors may authorize, from a grant date fair market value of 0.10% of the Company’s 60-day average market value to the higher of (i) 900% of his annual base salary or (ii) 0.50% of the Company’s fair market value at the time of grant calculated on the same basis; and (b) authorize the Compensation Committee and the Board of Directors to grant a special bonus as an award for special achievements not to exceed 200% annually of Mr. Singolda’s annual base salary.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company announced the results of the Company’s Annual General Meeting of Shareholders (the “Meeting”), which was held online via live audio webcast at 9:00 a.m. (Eastern time) / 4:00 p.m. (Israel time) on June 1, 2023.

At the Meeting, the Company’s shareholders voted upon and approved, by the requisite majority in accordance with the Israel Companies Law, 5759-1999 and the Company’s articles of association, the following matters: (i) the re-election of three Class II directors; (ii) the advisory proposal on executive compensation; (iii) the annual frequency of future advisory proposals on executive compensation; (iv) the closing bonus and performance based cash bonus for our Chief Executive Officer (and director) and performance based cash bonuses for certain of our Named Executive Officers; (v) the compensation and amended compensation terms for our Chief Executive Officer (and director); and (vi) the re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders.

The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the Meeting, are set forth below:

Proposal 1: Re-election of three Class II directors

	For	Against	Abstain	Broker Non-Votes
Nechemia J. Peres	123,636,073	41,914,573	17,559,133	30,672,403
Richard Scanlon	168,760,623	14,075,793	273,363	30,672,403
Gilad Shany	164,164,414	18,713,040	232,325	30,672,403

Proposal 2: Advisory proposal on executive compensation

For	Against	Abstain	Broker Non-Votes
167,736,465	14,261,456	1,111,858	30,672,403

Proposal 3: Advisory vote on the frequency of future advisory proposals on executive compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
182,706,021	15,914	316,086	71,758	0

After considering these results, and consistent with its own recommendation, the Board of Directors has determined to provide the Company’s shareholders with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.

Proposal 4: Approval of a closing bonus and performance based cash bonus for our Chief Executive Officer (and director) and performance based cash bonuses for certain of our Named Executive Officers

For	Against	Abstain	Broker Non-Votes
165,745,631	17,101,410	262,738	30,672,403

As required by Israeli law, Proposal 4 was also approved by shareholders holding a majority of the ordinary shares voted on such proposal (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders and did not have a personal interest in such proposal.

Proposal 5: Approval of compensation and amended compensation terms for our Chief Executive Officer (and director)

For	Against	Abstain	Broker Non-Votes
164,898,266	17,379,592	831,921	30,672,403

Proposal 6: Approval and re-appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders

For	Against	Abstain	Broker Non-Votes
213,061,472	466,049	254,661	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Date: June 5, 2023